Exhibit 10.6

2015 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

OF

NOBLE ENERGY, INC.

2016 RESTRICTED STOCK AGREEMENT

THIS AGREEMENT is made and entered into as of                     , by and between NOBLE ENERGY, INC., a Delaware corporation (the “Company”), and                                          (“Director”).

WHEREAS, the 2015 Stock Plan for Non-Employee Directors of Noble Energy, Inc. as amended and restated effective October 20, 2015 (the “Plan”), provides for the grant of restricted shares of Common Stock to the Company’s Non-Employee Directors upon the terms and conditions specified under the Plan; and

WHEREAS, Director is a Non-Employee Director of the Company who has been granted an award of restricted shares of Common Stock pursuant to the Plan;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows with respect to such award:

1. Restricted Stock Award. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, the Company hereby awards to Director, and Director hereby accepts, a restricted stock award (the “Award”) of              shares of Common Stock (the “Restricted Shares”). The Award is made effective as of                      (the “Effective Date”). The Restricted Shares shall be issued in book-entry or stock certificate form in the name of Director as of the Effective Date. The Restricted Shares shall be held by the Company in escrow for Director’s benefit until such time as the Restricted Shares are either forfeited by Director to the Company or the restrictions thereon terminate as set forth in this Agreement. Director shall not retain physical custody of any certificates representing Restricted Shares issued to Director until such time as the restrictions on such Restricted Shares terminate as set forth in this Agreement. Director, by acceptance of the Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as Director’s attorney(s)-in-fact to effect any transfer of forfeited Restricted Shares to the Company as may be required pursuant to the Plan or this Agreement, and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. To the extent allowable by applicable law, the Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Restricted Shares in escrow while acting in good faith in the exercise of its judgment.

2. Vesting and Forfeiture.

(a) The Restricted Shares shall be subject to a restricted period (the “Restricted Period”) that shall commence on the Effective Date and shall end on the first anniversary of the Effective Date.

(b) During the Restricted Period, the Restricted Shares shall be subject to being forfeited by Director to the Company as provided in this Agreement, and Director may not sell, assign, transfer, discount, exchange, pledge or otherwise encumber or dispose of any of the Restricted Shares.

(c) If Director remains a member of the Board of Directors throughout the Restricted Period, the restrictions applicable hereunder to the Restricted Shares shall terminate, and as soon as practicable after the end of the Restricted Period the Restricted Shares shall be delivered to Director free of such restrictions together with any dividends or other distributions with respect to such shares then being held by the Company as provided in Section 3 of this Agreement.

(d) If Director experiences a Termination for Cause during the Restricted Period, then the Restricted Shares shall be forfeited by Director to the Company, and shall be transferred to the Company by Director.

(e) If Director ceases to be a member of the Board of Directors during the Restricted Period for any reason other than as set forth in the following sentence of this Section 2(e) or in Section 2(f), the Restricted Shares shall be forfeited by Director to the Company and shall be transferred to the Company by Director. If Director dies or becomes disabled (within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended, as determined by the Board of Directors in its discretion) while a member of the Board of Directors, or retires as a regular member of the Board of Directors because of age in accordance with the mandatory retirement provisions of Article III of the By-laws of the Company, all restrictions applicable to the Restricted Shares shall terminate, and as soon as practicable thereafter the Restricted Shares shall be delivered to Director free of such restrictions (or in the event of Director’s death, to Director’s estate) together with any dividends or other distributions with respect to such shares then being held by the Company as provided in Section 3 of this Agreement.

(f) In accordance with Section 6.01 of the Plan, in the event of a Change in Control during the Restricted Period while Director is a member of the Board of Directors, followed by the involuntary termination of Director’s membership on the Board of Directors, including a failure to re-nominate Director for election to the Board of Directors, for reasons other than a Termination for Cause within the 24-month period following the date of such Change in Control, the restrictions applicable hereunder to the Restricted Shares shall terminate and the Restricted Shares (and/or any successor securities or other property attributable to the Restricted Shares that may result from the Change in Control), together with any dividends or other distributions with respect to such shares then being held by the Company pursuant to the provisions of this Agreement, shall be delivered to Director free of such restrictions.

3. Rights as Shareholder. Subject to the provisions of this Agreement, upon the issuance of the Restricted Shares to Director, Director shall become the owner thereof for all purposes and shall have all rights as a stockholder, including voting rights and the right to receive dividends and distributions, with respect to the Restricted Shares. If the Company shall pay or declare a dividend or make a distribution of any kind, whether due to a reorganization, recapitalization or otherwise, with respect to the shares of Company common stock constituting the Restricted Shares, then the Company shall pay or make such dividend or other distribution with respect to the Restricted Shares; provided, however, that the cash, stock or other securities and other property constituting such dividend or other distribution shall be held by the Company subject to the restrictions applicable hereunder to the Restricted Shares until the Restricted Shares are either forfeited by Director and transferred to the Company or the restrictions thereon terminate as set forth in this Agreement. If the Restricted Shares with respect to which such dividend or distribution was paid or made are forfeited by Director pursuant to the provisions hereof, then Director shall not be entitled to receive such dividend or distribution and such dividend or distribution shall be forfeited and transferred to the Company. If the restrictions that imposed a substantial risk of forfeiture applicable to the Restricted Shares with respect to which such dividend or distribution was paid or made terminate in accordance with the provisions of this Agreement, then Director shall be entitled to receive such dividend or distribution with respect to such shares, without interest, and such dividend or distribution shall be delivered to Director as soon as practicable (but in no event later than sixty (60) days) after the termination of such restrictions.

4. Reclassification of Shares. In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including the right to receive cash or other property) of the Restricted Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Board of Directors may provide that the Restricted Shares shall take the form of the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such consolidation or merger.

5. Assignment. The Company may assign all or any portion of its rights and obligations under this Agreement. The Award, the Restricted Shares and the rights and obligations of Director under this Agreement may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of by Director other than by will or the laws of descent and distribution.

6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of (i) the Company and its successors and assigns, and (ii) Director, and Director’s heirs, devisees, executors, administrators and personal representatives.

7. Notices. All notices required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission, answer back requested, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received. The Company or Director may change, at any time and from time to time, by written notice to the other, the address that the Company or Director had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices under this Agreement shall be delivered or sent (i) to Director at Director’s address as set forth in the records of the Company, or (ii) to the Company at the principal executive offices of the Company clearly marked “Attention: Lee Robison”.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its principles of conflict of laws.

9. Further Assurances. Director agrees to execute such additional instruments and to take all such further action as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.

10. Subject to Plan. The Award, the Restricted Shares and this Agreement are subject to all of the terms and conditions of the Plan as amended from time to time. In the event of any conflict between the terms and conditions of the Plan and those set forth in this Agreement, the terms and conditions of the Plan shall control. Capitalized terms not defined in this Agreement shall have the meaning set forth in the Plan.

11. Descriptive Headings and References. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

12. Electronic Documentation. Any provision of this Agreement to the contrary notwithstanding, provisions in this Agreement setting forth a requirement for delivery of a written notice, agreement, consent, acknowledgement, or other documentation in writing, including a written signature, may be satisfied by electronic delivery of such notice, agreement, consent, acknowledgement, or other documentation, in a manner that the Board of Directors has prescribed or that is otherwise acceptable to the Board of Directors, provided that evidence of the intended recipient’s receipt of the electronic delivery is available to the Board of Directors and that such delivery is not prohibited by applicable laws and regulations.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company and Director have executed this Agreement as of the date first written above.

NOBLE ENERGY, INC.

By:
Name:	David L. Stover
Title:	President and CEO

DIRECTOR

Director Signature

Name
Director Printed Name